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Exhibit 31.1

CERTIFICATION

I, George A. Scangos, Ph.D., Chief Executive Officer of Exelixis, Inc., certify that:

        1.     I have reviewed this annual report on Form 10-K/A of Exelixis, Inc.;

        2.     Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 25, 2004
/s/ GEORGE A. SCANGOS George A. Scangos President and Chief Executive Officer

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  Exhibit 31.1
CERTIFICATION